QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2003 relating to the financial statements and financial statement schedules, which appears in Prudential Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 25, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS